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                                                                     EXHIBIT 4.4

                                USWEB CORPORATION
                  FORM OF EMPLOYEE RETENTION BONUS PROVISION
                 CONTAINED IN CERTAIN ACQUISITION AGREEMENTS(1)

In connection with its merger with USWeb Corporation ("USWeb/CKS"), marchFIRST assumed an obligation to issue shares of common stock as retention bonuses to certain employees and consultants of USWeb/CKS. These bonuses are governed by provisions found in acquisitions consummated by USWeb/CKS and are substantially in the form set forth below. Terms not otherwise defined herein shall have the meanings set forth in Annex A which is attached hereto and incorporated by reference herein.

          In connection with hiring the employees and maintaining certain consultants of the acquired company, (each such employee and consultant a "New Employee"(2)), USWeb Corporation ("USWeb") agrees to issue to each of them a bonus payable in USWeb common stock in accordance with the terms of the Agreement(3). The bonus payment described in this paragraph shall be made to such New Employee on the earlier to occur of: (i) in the event that the New Employee's employment by USWeb or any wholly owned subsidiary of USWeb terminates before the date three years(4) subsequent to the date of this agreement (the "Agreement"), on the date of such termination (but only that number of shares required pursuant to the Agreement), (ii) if on the date three years subsequent to the date of the Agreement USWeb shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on such date three years subsequent to the date of this Agreement and, (iii) in the event that on the date three years subsequent to the date of this Agreement(5) USWeb shall not have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on the first business day after the date three years subsequent to the date of this Agreement that USWeb shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for 180 days(6). Such bonus shall be, as to each New Employee, for such number of shares of USWeb common stock as shall be equal, on the date paid, and in the good faith judgment of USWeb's Board of Directors, to the aggregate exercise price of the exercisable portion of the option granted to the New Employee described elsewhere in the Agreement.

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(1) The acquisition agreements which collectively form the USWeb Corporation
Employee Retention Bonus Program are listed on Annex A which is attached hereto and incorporated by reference herein.

(2) Agreement 126 expands the definition of "New Employee" to include Tony P. Goodman.

(3) With the respect to Agreement 103, Agreement 107, Agreement 127, Agreement 129, Agreement 130, Agreement 133, and Agreement 138, the second sentence of the bonus provision is revised to read in its entirety as follows:

         The Stock Bonus shall be paid to such New Employee on the earlier of:
         (i) the date of termination of the New Employee's employment by USWeb (but only that number of shares required pursuant to this paragraph), or (ii) the date three years subsequent to the date on which the effective time occurs.

(4) In Agreement 109, Agreement 117, Agreement 118, Agreement 119, Agreement 122 the Innomate Agreement, Agreement 123, Agreement 126, Agreement 120 (the "Five Year Agreements") and Agreement 102 the measuring period is five years.

(5) With respect to the Five Year Agreements, the second sentence of the bonus provision is amended to include a new item (iv) which is set forth below:

         (iv) the date five years subsequent to the date on which the effective time occurs.

(6) With respect to Agreement 111 and the DreamMedia Agreement, subclause
(ii) of the preceding sentence is deleted and replaced with the following:

         (ii) if USWeb shall have a class of equity securities that has been publicly traded on a national exchange or quotation system for at least 180 days and the New Employee exercises or has previously exercised options granted to such New Employee in accordance with this agreement, then on such dates as such New Employee may request with respect to the bonus payment for such related exercised options.

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                                    ANNEX A

                             ACQUISITION AGREEMENTS,
                WHICH CONTAIN EMPLOYEE RETENTION BONUS PROVISIONS

(1) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 101, XCom Corporation and Certain Individuals, dated as of March 16, 1997, (2) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 106, NewLink Communications Corporation and Certain Individuals, dated as of March 31, 1997 ("Agreement 106"), (3) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 102, Infopreneurs Inc. and Certain Individuals, dated as of March 31, 1997 ("Agreement 102"), (4) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 103, FETCH Interactive, Inc. and Certain Individuals, dated as of March 31, 1997 ("Agreement "103"), (5) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 104, USWeb Cosmix, Inc. and Certain Individuals, dated as of March 31, 1997 ("Agreement 104"), (6) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 107, Internetoffice, LLC and Certain Individuals, dated as of April 30, 1997 ("Agreement 107"), (7) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 105, Networkers Corporation and Certain Individuals, dated as of June 30, 1997 ("Agreement 105"), (8) Agreement and Plan of Reorganization by and Among USWeb Corporation, USWeb Acquisition Corporation 110, Multimedia Marketing & Design Inc. and Certain Individuals, dated July 1, 1997, (9) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 114, Synergetix Systems Integration, Inc. and Certain Individuals, dated as of July 31, 1997 ("Agreement 114"), (10) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 111, KandH, Inc. and Certain Individuals, dated as of August 29, 1997 ("Agreement 111"), (11) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 111, DreamMedia, Inc. and Certain Individuals, dated August 29, 1997, (the "DreamMedia Agreement") (12) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 113 and Internet Cybernautics, Inc., dated as of August 31, 1997 ("Agreement 113"),
(13) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 109, NETPHAZ, L.L.C. and certain individuals, dated as of September 29, 1997 ("Agreement 109"), (14) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 119, Online Marketing Company and Certain Individuals, dated as of September 30, 1997 ("Agreement 119"), (15) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 117, Zendatta, Inc. and Certain Individuals, dated as of September 30, 1997 ("Agreement 117"),
(16) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 118, W3- design corporation and Certain Individuals, dated as of October 10, 1997 ("Agreement 118"), (17) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 112, Reach Networks, Inc. and Certain Individuals, dated October 24, 1997, (18) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 122, USWeb - Apex, Inc. and Certain Individuals, dated as of dated as of October 29, 1997 ("Agreement 122"), (19) Stock Purchase Agreement for the Acquisition of Innomate Online Marketing GmbH and Innomate Online Marketing Sachsen GmbH Chemnitz by and among USWeb Corporation, Ophelia 97 Vermoegensverwaltungs GmbH, InnoMate Online Marketing GmbH, Innomate Online GmbH and Certain Individuals, dated as of February 27, 1998 (the "Innomate Agreements"), (20) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 125, Ikonic Interactive, Inc., CMG Information Services and Certain Individuals, dated as of March 24, 1998 ("Agreement 125"), (21) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 123, Quest Interactive Media, Inc. and Certain Individuals, dated March 24, 1998 ("Agreement 123"), (22) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 126, Ensemble Corporation and Certain Individuals, dated as of March 27, 1998 ("Agreement 126"), (23) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 127, Kallista,

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Inc. and Certain Individuals, dated as of April 20, 1998 ("Agreement 127"),
(24) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 120, USWSJ, Inc. and Certain Individuals, dated as of May 12, 1998 ("Agreement 120"), (25) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 129, Nutley Systems, Inc. and Certain Individuals, dated as of June 30, 1998 ("Agreement 129"), (26) Acquisition Agreement by and among USWeb Corporation, USWeb Acquisition Corporation 124, USWeb Acquisition Corporation 124A, Tucker Network Technologies, Inc. and Certain Individuals, dated as of July 14, 1998 ("Agreement 124A"), (27) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 130, Metrix Communications, LLC, Metrix, Inc., National Application Concepts, LLC, William King and Certain Individuals, dated as of August 19, 1998 ("Agreement 130"), (28) Agreement and Plan of Reorganization by and among USWeb Canada Corporation, USWeb USWeb Acquisition Corporation 133, Internetworking Systems Group, Inc. and Certain Individuals, dated as of January 8, 1999 ("Agreement 133"), (29) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 138, Modern Business Technology, Inc., Modern Business Technology, LLC and Certain Individuals, dated as of April 15, 1999 ("Agreement 138").